SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported):  SEPTEMBER 29, 2000


                            BREED TECHNOLOGIES, INC.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



          DELAWARE                       1-11474                 22-2767118
----------------------------     ----------------------        --------------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
        Incorporation)                                         Identification
                                                                  Number)



   5300 OLD TAMPA HIGHWAY, LAKELAND, FLORIDA                     33811
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        (Address of Principal Executive Offices)              (Zip Code)



Registrant's telephone number, including area code:     (863) 668-6000

ITEM 5.  OTHER EVENTS.

         On September 29, 2000, BREED Technologies, Inc. (the "Company") filed an amended plan of reorganization (the "Amended Plan of Reorganization") with the United States Bankruptcy Court for the District of Delaware (the "Court") in its pending voluntary bankruptcy proceeding with the Court under Chapter 11 of the United States Bankruptcy Code. Under the Amended Plan of Reorganization, all of the Company's currently outstanding common stock will be cancelled. The Company issued a press release on September 28, 2000 announcing it's intention to file its plan. In addition, the Company stated in its press release that John Riess, a member of the Company's Board of Directors, was named Chief Executive Officer in replacement of Johnnie Cordell Breed, and that Charles J. Speranzella, Jr., the Company's Vice Chairman, President, and Chief Operating Officer, would be leaving the Company. However, Mr. Speranzella has agreed to the request of the Company's Board of Directors to remain with the Company for a period of transition. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Not Applicable

(b)      Not Applicable

(c)      Exhibits required by Item 601 of Regulation S-K


EXHIBIT NO.                DESCRIPTION
-----------                -----------

    99.1 Press release regarding filing of the Amended Plan of Reorganization with the Court.


                                  Page 2 of 3


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             BREED TECHNOLOGIES, INC.

Date:   October 5, 2000                      By: /s/ PATRICK J. O'MALLEY
                                                 -----------------------
                                                 Patrick J. O'Malley
                                                 CHIEF FINANCIAL OFFICER

                                  EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION
-----------                -----------

   99.1 Press release regarding filing of the Amended Plan of Reorganization with the Court.